                                                                    Exhibit 99.1

                                 LEASE AGREEMENT

                                 by and between



                            PEM (MN) QRS 15-39, INC.,

                             a Delaware corporation



                                   as LANDLORD



                                       and



                                 PEMSTAR, INC.,
                            a Minnesota corporation,


                                    as TENANT


                         Premises: Rochester, Minnesota



                           Dated as of: March 28, 2003

                                Table of Contents

                                                                            Page
1.  Demise of Premises                                                        1
2.  Certain Definitions                                                       1
3.  Title and Condition.                                                      8
4.  Use of Leased Premises; Quiet Enjoyment                                   9
5.  Term                                                                     10
6.  Basic Rent                                                               11
7.  Additional Rent                                                          11
8.  Net Lease; Non-Terminability                                             13
9.  Payment of Impositions                                                   14
10. Compliance with Laws and Easement Agreements, Environmental Matters      15
11. Liens; Recording                                                         17
12. Maintenance and Repair                                                   17
13. Alterations and Improvements                                             18
14. Permitted Contests.                                                      19
15. Indemnification                                                          19
16. Insurance                                                                20
17. Casualty and Condemnation                                                23
18. Termination Events                                                       25
19. Restoration                                                              26
20. Procedures Upon Purchase                                                 27
21. Assignment and Subletting, Prohibition Against Leasehold Financing       28
22. Events of Default                                                        30
23. Remedies and Damages upon Default                                        32
24. Notices                                                                  35
25. Estoppel Certificate                                                     36
26. Surrender.                                                               36
27. No Merger of Title                                                       36
28. Books and Records                                                        37
29. Determination of Value                                                   37
30. Non-Recourse as to Landlord.                                             39
31. Financing                                                                39
32. Subordination, Non-Disturbance and Attornment.                           40
33. Tax Treatment; Reporting                                                 40
34. Option to Purchase                                                       40
35. Right of First Refusal                                                   41
36. Security Deposit                                                         45
37. Alternative Dispute Resolution.                                          46
38. Miscellaneous                                                            47

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
EXHIBITS
--------

     Exhibit "A"   - Premises                                              50
     Exhibit "B"   - Machinery and Equipment                               51
     Exhibit "C"   - Schedule of Permitted Encumbrances                    52
     Exhibit "D"   - Rent Schedule                                         53

    LEASE AGREEMENT, made as of this 28th day of March, 2003, between PEM (MN) QRS 15-39, INC., a Delaware corporation ("Landlord"), with an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and PEMSTAR, INC., a Minnesota corporation ("Tenant"), with an address at 3535 Technology Drive, NW Rochester, Minnesota 55901.

    In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the land described in Exhibit "A attached hereto together with the Appurtenances (collectively, the "Land"); (b) the building containing approximately 260,000 square feet, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and
(c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

2.   Certain Definitions.

     "Acquisition Cost" shall mean $12,565,445.00.

     "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

     "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

     "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

     "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

     "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

     "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

     "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

         "Casualty" shall mean any damage to or destruction of or which affects the Leased Premises or Adjoining Property or which arises from the Adjoining Property.

         "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

         "Condemnation" shall mean a Taking.

         "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

         "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys' fees and expenses related to those attorneys' fees, court costs, customary and reasonable brokerage fees, escrow fees, title insurance premiums, recording fees and transfer taxes, as the circumstances require.

         "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

         "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

         "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

         "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity,
(x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances or Hazardous Conditions, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials

Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

         "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is likely to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is likely to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

         "Equipment" shall mean the Equipment as defined in Paragraph 1.

         "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

         "Fair Market Value" shall mean the higher of (a) the fair market value of the Leased Premises as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises as of the Relevant Date as affected and encumbered by this Lease and considering all of Tenant's options to extend the Term hereof that Tenant has, at such time, exercised or has been deemed to have exercised. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

         "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

         "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

         "First Option" shall mean the First Option as defined in Paragraph
34(a).

         "GAAP" shall mean GAAP as defined in Paragraph 28.

         "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

         "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

         "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

         "Improvements" shall mean the Improvements as defined in Paragraph 1.

         "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

         "Initial Loan" shall mean that Loan made on the date hereof from Column Financial, Inc., its successors and/or assigns.

         "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

         "Land" shall mean the Land as defined in Paragraph 1.

         "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

         "Lease" shall mean this Lease Agreement.

         "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

         "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

         "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the

Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or requires Tenant to carry insurance other than as required by this Lease. The term "Legal Requirements" shall not, however, include any private covenants, restrictions or conditions agreed to in writing by Landlord as owner not approved in writing by Tenant.

         "Lender" shall mean any person or entity (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

         "Level 1 Requirements" shall mean Level 1 Requirements as defined in Paragraph 36.

         "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note. "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

         "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

         "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any reasonable expenses incurred by Landlord and Lender in collecting such award or proceeds.

         "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

         "Offer Amount" shall mean (i) with respect to the First Option, the greater of (a) the sum of 115% of the Fair Market Value of the Leased Premises as of the Relevant Date and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Offer Amount and (b) the sum of 115% of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Offer Amount, and (ii) with respect to the Second Option, the greater of (x) the Fair Market Value of the Leased Premises as of the Relevant Date and (y) the Acquisition Cost.

         "Option Exercise Notice" shall mean Option Exercise Notice as defined in Paragraph 34.

          "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

          "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

          "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable), or other encumbrances which are reasonably approved by Landlord and Tenant in writing.

          "Person" shall mean an individual, partnership, association, corporation or other entity.

          "Prepayment Premium" shall mean any payment required to be made by Landlord to a Lender under a Note or any other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage arising in connection with or as a result of an Event of Default under this Lease or in connection with any transfer of the fee simple title of the Leased Premises to Tenant, and which may without limitation take the form of (i) a "make whole" or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender.

          "Purchase Price" shall mean the Purchase Price as defined in Paragraph 34.

          "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

          "Prime Rate" shall mean the annual interest rate as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

          "Relevant Amount" shall mean the Termination Amount or the Default Termination Amount, as the case may be.

          "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii) or (e) the date on which Landlord receives an Option Exercise Notice.

          "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

          "Rent" shall mean, collectively, Basic Rent and Additional Rent.

          "Sales Contract" shall mean Sales Contract as defined in Paragraph 35(a).

          "Second Option" shall mean the Second Option as defined in Paragraph 34(a).

          "Security Deposit" shall mean Security Deposit as defined in Paragraph 36.

          "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

          "State" shall mean the State of Minnesota.

          "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

          "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

          "Term" shall mean the Term as defined in Paragraph 5.

          "Termination Amount" shall mean the greater of (a) the sum of the Fair Market Value and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing in whole or in part, as applicable, any Loan with proceeds of the Termination Amount.

          "Termination Date" shall mean Termination Date as defined in Paragraph 18.

          "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

          "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

          "Trade Fixtures" shall mean all furniture, fixtures, equipment, machinery, and all items of personal property (whether or not attached to the Improvements) which are owned by Tenant or which Tenant leases from an entity other than Landlord and are used in the operation of the business which Tenant conducts on or in the Leased Premises

          "Warranties" shall mean Warranties as defined in Paragraph 3(d).

3.        Title and Condition.

    (a) The Leased Premises are demised and let subject to (i) the Mortgage and Assignment presently in effect, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and
(vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

    (b) Tenant acknowledges that the Leased Premises is in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT EXCEPT WHEN CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES

IS OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

    (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and except as provided in Paragraphs 34 and 35 hereof with respect to an option and certain rights of refusal to purchase the Leased Premises that Tenant has only the leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained,
(iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of good quality, and
(vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

    (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any guaranties upon the occurrence of an Event of Default. Tenant shall enforce the Warranties in accordance with their respective terms.

4.        Use of Leased Premises; Quiet Enjoyment.

    (a) Tenant may occupy and use the Leased Premises for offices, manufacturing and related warehousing, research and development, and storage, and for no other purpose without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

    (b) So long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of an emergency, in which no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof, but Landlord will use reasonable efforts not to interfere with Tenant's use and occupancy of the Leased Premises.

5.        Term.

    (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the two hundred fortieth (240th) calendar month next following the date hereof (the "Expiration Date").

    (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the tenth
(10th) anniversary of the Expiration Date (the Expiration Date and such anniversary being a referred to herein as a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing in recordable form at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms).

    (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) after a reasonable time following the giving of oral or written notice to Tenant, show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select, as long as Landlord uses reasonable efforts not to interfere with Tenant's use and occupancy of the Leased Premises.

6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto

("Basic Rent"), commencing on the fifth day of April, 2003, and thereafter on the same day of each July, October, January and April during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made, in Federal Funds (a) to Landlord pursuant to wire transfer instructions delivered to Tenant from time to time and/or to such one or more other Persons, pursuant to wire transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) no later than the applicable Basic Rent Payment Date. If Landlord specifies that any component of Rent is to be paid to a Person other than to Landlord, upon Tenant's making the payment of such component of Rent, Tenant shall be deemed to have made the payment to Landlord under this Lease.

7.          Additional Rent.

     (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

          (i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance by Landlord of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises due to any action or inaction of Tenant, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant,
(I) reasonable Costs of Landlord's counsel and reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant in the case of an Event of Default, (J) the reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant's failure to act promptly in an emergency situation, (K) all costs and fees associated with the wire transfers of Rent payments, and (L) any other items specifically required to be paid by Tenant under this Lease; Notwithstanding the foregoing, Tenant is not responsible for the following Costs:

(A) Interest and any increase in the rate of interest payable by Landlord with respect to any Loan, Mortgage or Note.

(B)  Amortization or other payments on loans to Landlord.

(C)  Depreciation of the Leased Premises or any part thereof.

(D) Leasing commissions or brokerage commissions of any kind, except as specifically set forth herein.

(E) Income, excess profits or franchise taxes measured by the net income of Landlord.

(F) The amount of rent or other charges payable under and pursuant to any ground lease relating to the Leased Premises

(G)  Any advertising or promotional expenses.

(H) Any cost representing an amount paid to an entity related to Landlord which is in excess of competitive costs charged by others.

(I)  Management fees and administrative fees for a calendar year.

(J) Except as may be required to be paid in accordance with Paragraph 9(b), reserve of any kind, including but not limited to reserves for replacement, bad debts, lost rent, or similar charges.

(K)  Charitable, political or trade association contributions.

(L) Costs associated with the operation of the business of the entity which constitutes the Landlord, as distinguished from the costs of operation of the Leased Premises, including accounting, tax and legal costs.

(M)  Landlord's general overhead and administrative expenses.

        (ii) Tenant may request an audit of any Person's Costs paid directly by such Person by an independent certified public accountant chosen by Landlord from a list of not fewer than three submitted by Tenant in conjunction with the request. If Landlord does not make the choice with fifteen (15) days, Tenant may do so. The auditor shall have access to those records of Landlord pertaining to Costs for the year in question. The auditor shall report to the parties within thirty (30) days after being chosen. The report of the auditor shall be final and binding on both parties with respect to the year in question unless Landlord disputes the audit by notice to Tenant within fifteen (15) days after receiving the report. If the report is disputed by Landlord, the parties shall select a mutually acceptable auditor to review the report, and the determination of the mutually acceptable reviewing auditor shall be final and binding on both parties. If the actual Costs differ from those charged to Tenant, payments required to make adjustments in Additional Rent conform to the final report shall be made within thirty (30) days after receipt of the final report. All expenses of the audit shall be borne by Tenant unless the audit, or the final determination by the reviewing auditor if Tenant's audit is disputed by Landlord, discloses an overstatement of Costs of 3% or more, in which case all reasonable expenses of Tenant's audit and the reviewing audit resolving a disputed audit shall be borne by Landlord, and payment of Costs shall be adjusted accordingly. If Tenant's audit is disputed by Landlord and the reviewing auditor determines that no adjustment is required, Tenant will pay all costs of its audit and all costs of the reviewing auditor. If the final resolution of a disputed audit requires an adjustment in favor of Tenant, but the adjustment is less than 3%, Tenant shall pay cost of the initial audit, and each party will pay one-half of the cost of the reviewing auditor.

          (iii) after the date all or any portion of any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to five percent (5%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year the Late Charge shall not be due until three (3) days after the date Landlord gives Tenant written notice that such installment is past due; and

          (iv) interest at the rate (the "Default Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, no default interest shall accrue until three (3) days after the date Landlord gives Tenant written notice that such installment is past due, (B) all overdue amounts of Additional Rent relating to Tenant's obligations hereunder which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

     (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within fifteen (15) days after the date set forth in Landlord's invoice therefor, and (ii) any other Additional Rent, within fifteen (15) days after Tenant receives Landlord's demand for payment thereof.

     (c)  In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and
(iv) exceed the maximum amount permitted by applicable Law.

8.              Net Lease; Non-Terminability.

     (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

     (b) This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

     (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of

Rent. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

     (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Monetary Obligations.

9.              Payment of Impositions.

     (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises,
(iii) any of the Leased Premises, or (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or
(C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof,
(2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

     (b) Following the occurrence of an Event of Default, Tenant shall pay to Landlord or Lender such amounts (each an "Escrow Payment") monthly or as required by such Lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance repair and/or tenant improvements and leasing commissions required by any Lender. Landlord shall determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amounts shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each

Escrow Payment. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord. If at any time after escrows are required to be paid by Tenant pursuant to this Paragraph 9(b) no Event of Default exists for twelve consecutive months, Tenant shall not be required to continue to pay such escrows unless and until another Event of Default occurs. However, if escrows are so reinstituted, Tenant shall be required to pay the escrows described in this Paragraph 9(b) for the balance of the Term. At the end of the Term, the balance remaining in any escrow account (less any sums expended by Landlord or Lender) shall be returned to Tenant after deducting any sums then due and owing Landlord under this Lease.

10.             Compliance with Laws and Easement Agreements, Environmental
Matters.

     (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or
(ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

     (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder, including but not limited to the obligation to build a sidewalk if such construction is required pursuant to that certain Pedestrian Facilities Agreement by and between Tenant and the City of Rochester dated as of May 15, 2001 and recorded with the Office of the County Recorder of Olmsted County on December 28, 2001 as document A899570. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

     (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the reasonable opinion of Landlord, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information in Tenant's possession regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments performed pursuant to clause "(v)" above shall be paid by Tenant, but the costs of all other Site Assessments will be paid by Landlord.

       (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $250,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

       (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire and Landlord has been unable, despite good faith efforts, to relet the Lease Premises at market terms solely due to the Environmental Violation, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of
(i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

       (f) If Tenant fails to promptly correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

       (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

       (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

11.    Liens; Recording.

       (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

       (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

12.    Maintenance and Repair.

       (a) Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear and damage by Casualty that results in a Termination Offer; Tenant shall take every other commercially reasonable action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

       (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either
(A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

13.    Alterations and Improvements.

       (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, (i) to make non-structural Alterations or a series of related non-structural Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $250,000 and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $250,000, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any non structural Alterations, series of related non-structural Alterations, Equipment or accessions thereto is in excess of $250,000, or if Tenant desires to make structural Alterations to the Leased Premises, the prior written approval of Landlord shall be required, which approval Landlord will not unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, as long as Tenant complies with all applicable governmental laws and regulations, Tenant may install, repair, and replace its Trade Fixtures within the Leased Premises, but Tenant must remove such Trade Fixtures and any Alterations except for those Alterations required by Law or for which Landlord has agreed in writing that removal will not be required upon the expiration or earlier termination of this Lease and repair any damage caused by such removal, provided, however, that Tenant shall not be required to remove any Alterations in or on the Leased Premises that exist as of the date hereof. Landlord agrees that within thirty (30) days of receipt of a written request from Tenant requesting Landlord's agreement that certain proposed Alterations not be required to be removed upon the expiration or earlier termination of the Lease, Landlord shall notify Tenant in writing of its approval or denial of such request.

       (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"). whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of
(A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

       14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, or (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

15.    Indemnification.

       (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused (unless caused by the gross negligence or willful misconduct of Landlord or its agents), without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property,
(ii) any casualty in any manner arising from the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

       (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a conflict of interest or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall by paid by Tenant.

       (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

16.    Insurance.

       (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

           (i) Insurance against risk of physical loss or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent required by Lender, terrorism insurance, in amounts no less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost and Agreed

Amount Endorsements and "Law and Ordinance" coverage (at full replacement cost). Such policies and endorsements shall contain deductibles not more than $50,000 per occurrence.

          (ii) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate, on a claims occurrence basis.

          (iii) Workers' compensation and employers' liability insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

          (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause (i) above or pursuant to a separate policy or endorsement). Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $50,000.

          (v) Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than eighteen (18) months from time of loss.

          (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

          (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may require so long as such requirement for additional insurance is commercially reasonable.

    (b) The insurance required by Paragraph 16(a) shall be written by companies having a Best's rating of A:X or above and a claims paying ability rating of AA or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord in its sole discretion and are authorized to write insurance policies by, the State Insurance Department (or its equivalent) for the State. The insurance policies
(i)
shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

     (c) Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior written notice to Landlord and Lender.

     (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance or, if required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on ACORD Form 27 (or its equivalent).

     (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" policy or policies covering other properties of Tenant or under an "umbrella" policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord within a reasonable time after such request a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.

     (f) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

     (g) Each policy (other than workers' compensation coverage ) shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord.

     (h) The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as loss payee and Lender as loss payee and mortgagee as their interests may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee to the extent of the Rent payable to or for the benefit of Landlord as its interest appears under the Lease. The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

          (i) proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds and applied as set forth in Paragraph 17 or Paragraph 18, as the case may be; and

          (ii) proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Subject to the terms of this Lease, the proceeds of any Net Award shall be applied to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

17.  Casualty and Condemnation.

     (a) If any Casualty to the Leased Premises occurs, Tenant shall give Landlord and Lender immediate notice thereof. Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default exists, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord and Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, which approval Landlord and Lender shall not unreasonably withhold, condition, or delay, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies, including return or unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

     (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Event of Default exists, upon notice to Tenant), the amount of any Net Award. Provided that no Event of Default exists, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's Trade Fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

     (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $100,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraphs 12(a) and 13(b) of this Lease. Any Net Award in excess of $100,000 shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

     (d) Notwithstanding anything to the contrary in Paragraph 17(c), if the Term has not been extended for the first Renewal Term prior to the applicable Casualty or Condemnation, then, during the term of the Initial Loan Landlord shall not be required to make any Net Award in excess of $100,000 available to Tenant for restoration of the Leased Premises if such restoration cannot be completed by October 11, 2022.

     If (i) a Net Award is not made available to Tenant in accordance with the preceding sentence and (ii) Tenant has not given Landlord an Option Exercise Notice by the date (the "Early Option Exercise Notice Date") that is earlier of
(x) thirty (30) days after such Casualty or Condemnation or (y) the date Tenant is required to give an Option Exercise Notice pursuant to Paragraph 34, then Tenant shall pay to Landlord on or before the Early Termination Date (1) all Basic Rent that would come due through the originally scheduled end of the Term and (2) all Additional Rent accruing through Early Termination Date. Upon such timely payment, the Term of this Lease, including any purchase options and rights of first refusal, shall, unless extended pursuant to Paragraph 10(e), automatically terminate on the Early Termination Date, subject to any Surviving Obligations. As used in this Paragraph 17(d), the term "Early Termination Date" shall mean the date that is thirty (30) days after the date Landlord gives Tenant notice that it will not make available to Tenant a Net Award pursuant to this Paragraph 17(d).

     If a Net Award is not made available to Tenant pursuant to this Paragraph 17(d) and Tenant has given Landlord an Option Exercise Notice by the Early Option Exercise Notice Date, then Tenant shall purchase the Leased Premises in accordance with the terms and conditions set forth in Paragraph 34, provided, however, that the Purchase Price shall be reduced by the amount of the Net Award not made available to Tenant pursuant to this Paragraph 17(d).

18.  Termination Events.

     If either (i) the entire Leased Premises shall be taken by a Taking or (ii) any substantial portion of the Leased Premises shall be taken by a Taking or all or any substantial portion of the Leased Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Leased Premises (each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty
(30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease (a "Termination Notice"). If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraphs 17 and 19.

     (a) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine the Fair Market Value.

     (b) If Landlord shall reject such offer by Tenant to pay to Landlord the Termination Amount pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection"), which Rejection shall contain the written consent of Lender to Landlord's rejection of Tenant's offer to pay the Termination Amount, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate on the Termination Date. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, any Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date (collectively, "Remaining Obligations"), (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord.

     (c) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount. If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall (i) convey to Tenant the Leased Premises or the remaining portion thereof, if any, and (ii) pay to or assign to Tenant Landlord's entire interest in and to the Net Award, all in accordance with Paragraph 20.

19.  Restoration.

     (a) If any Net Award is in excess of $100,000, Landlord (or Lender if required by any Mortgage) shall hold the entire Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

          (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been approved by Landlord, (B) unless Tenant provides Landlord with other security reasonably acceptable to Landlord to ensure the completion of the restoration, Landlord shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

          (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

          (iii) disbursements shall be made within thirty (30) days (in an amount not exceeding the cost of the work completed since the last disbursement) after Landlord's receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens,
(C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

          (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

          (v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fully completed;

          (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant such interest to be used toward the costs of restoration of the Leased Premises; and

          (vii) such other reasonable conditions that are customary for restorations of similar size and scope as Landlord or Lender may impose.

     (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as reasonably determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

     (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

20.  Procedures Upon Purchase.

     (a) If the Leased Premises is purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

     (b) Upon the date fixed for any such purchase of the Leased Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a limited warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any Surviving Obligations.

     (c) If the completion of such purchase shall be delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease, and such delay is solely caused by Landlord or Lender and occurs after the determination of Fair Market Value then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

     (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

21.  Assignment and Subletting, Prohibition Against Leasehold Financing.

     (a) Except as expressly set forth below, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise or sublet any of the Leased Premises at any time to any other Person without the prior written consent of Landlord, which consent, in the event of an assignment, may be withheld by Landlord for any reason and any such purported sublease or assignment shall be null and void.

          (i) Notwithstanding the foregoing, Tenant shall have the right to assign its rights under this Lease or to sublease the Leased Premises to (i) any Person which is and continues to be for the balance of the Term controlling, controlled by or under common control with Tenant or (ii) any Person acquiring all or substantially all of Tenant's assets provided that immediately after said acquisition and having given effect thereto, Tenant meets the Level 1 Requirements.

          (ii) Tenant, on notice to Landlord (but without Landlord's consent), may sublease up to an aggregate of twenty (20%) percent of the floor area of the Leased Premises to any Person which is not an affiliate of Tenant but which provides services to Tenant at the Leased Premises or was previously an affiliate of Tenant.

     (b) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Any permitted sublease of the Leased Premises shall
(A) be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; (D) bind the sublessee to all covenants contained in Paragraphs 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant; and (E) shall require such subtenant to name Landlord as an additional insured on its liability insurance policy. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations of Tenant shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

     (c) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

     (d) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same but such rents and sums of money so collected will be credited toward any payments which Tenant owes under this Lease. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases by Tenant, as sublandlord.

     (e) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

     (f) Subject to the provisions of Paragraphs 34 and 35 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such transferee of Landlord's interests takes the Leased Premises subject to this Lease. At the request of Landlord, Tenant will execute such documents confirming Tenant's attornment and, at the request of Tenant, Landlord shall cause Third Party Purchaser to confirm in writing to Tenant that it shall assume Landlord's obligations under this Lease from and after the date of the sale or transfer of the Leased Premises to Third Party Purchaser. Notwithstanding anything to the contrary, Landlord or any transferee of Landlord may only transfer all of the Leased Premises, and may not transfer separate components of the Leased Premises except as part of the a transfer of the entire Leased Premises.

22.  Events of Default.

     (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

          (i) a failure by Tenant to make any payment of any Monetary Obligation on or prior to its due date, regardless of the reason for such failure;

          (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

          (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

          (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $1,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

          (v) a default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $1,000,000 or more;

          (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

          (vii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

          (viii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the

United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

          (ix)   the Leased Premises shall have been vacated or abandoned;

          (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

          (xi) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

          (xii) a failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of the Leased Premises;

          (xiii) Tenant shall fail to deliver the estoppel described in Paragraph 25 within the time period specified therein;

          (xiv) Tenant shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets a single transaction or a series of related transactions except as otherwise specifically permitted in Paragraph 21(a)(i) and unless such purchaser or transferee assumes all of the obligations of Tenant under this Lease; or

          (xv) Tenant shall fail to replenish the Security Deposit in accordance with the requirements of Paragraph 36.

     (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii),
(ix), (x), (xi), (xii), (xiii), (xiv), or (xv), of Paragraph 22(a); (B) the default consists of a failure to pay Basic Rent, a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a) the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one (1) time within any Lease Year. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed ninety (90) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

23.  Remedies and Damages upon Default.

     (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

          (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

          (ii) After repossession of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting, but all such rents so collected shall, after deduction for the costs reasonably associated with such re-letting, be credited to the amounts which Tenant owes hereunder. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

          (iii) Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease upon payment to Landlord of an amount (the "Default Termination Amount") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the sum of the Fair Market Value of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount, (B) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above and Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

          (iv) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Paragraphs 34 or 35.

     (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

          (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

          (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

     (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity but, notwithstanding any provision herein to the contrary, in no event will Tenant be liable for special, extraordinary, or consequential damages. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity, subject to the foregoing sentence.

     (d) Landlord shall be required to make reasonable efforts to mitigate its damages hereunder. In the context of this Paragraph 23(d), the term "reasonable efforts" shall mean the listing of the Leased Premises with a commercial real estate broker. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

     (e) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

     (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

     (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose upon reasonable prior oral or written notice to Tenant.

     (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

     (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

     (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

24. Notices. Unless specifically set forth herein, all notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices to Tenant shall be as follows:

                              Pemstar, Inc.
                              3535 Technology Drive
                              Rochester, Minnesota  55901
                              Attn:  Phillip Jemielita
                              Fax #: (507) 280-0838

          With a Copy to:     Pemstar, Inc.
                              3535 Technology Drive N.W.
                              Rochester, Minnesota  55901
                              Attn: Linda U. Feuss
                              Fax #: (507) 280-0838

          With a Copy to:     James L. Tucker III
                              Dorsey & Whitney LLP
                              50 South Sixth Street, Suite 1500
                              Minneapolis, Minnesota 55402
                              Fax #: (612) 340-2644.

A copy of any notice given by Tenant to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103,
Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either

Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28.        Books and Records.

     (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and its respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit but, if Tenant's securities are listed and traded on a national exchange located in the United States, Tenant shall not be required to disclose information that is in excess of what Tenant has disclosed (or is required to disclose to) the Securities and Exchange Commission.

    (b) If at any time during the Term Tenant's securities are not listed and traded on a national exchange located in the United States, Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant certified by a nationally recognized firm of independent certified public accountants. If at any time during the Term Tenant's securities are not listed and traded on a national exchange located in the United States, Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (h) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

29.          Determination of Value.

    (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

        (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Leased Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to terminate this Lease pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an Option Exercise Notice. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

        (ii) If the parties shall not have signed such agreement within thirty
(30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty
(20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them (and given to Landlord by Tenant) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

        (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

        (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

        (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

        (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if such State provides for or requires such registration. The Cost of the procedure described in this Paragraph 29(a) above shall be borne entirely by Tenant.

    (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

    (c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (i) the present value of the Rent for the remaining Term, including any extension periods that Tenant has exercised or has been deemed to have exercised, using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (ii) the present value of the Leased Premises as of the end of such Term, including any extension periods that Tenant has exercised or has been deemed to have exercised. The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease.

30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

31.         Financing.

     (a) Tenant agrees to pay all costs and expenses incurred by Landlord in connection with the purchase, leasing and initial financing of the Leased Premises including, without limitation, the cost of appraisals, environmental reports, title insurance, surveys, and legal fees and expenses, but, to the extent reasonably acceptable to Lender, Landlord and Lender will use the appraisal, environmental reports, title commitment, and survey which Tenant has provided Landlord. Notwithstanding the foregoing, Tenant shall not be responsible for any of Landlord's debt service payments to Lender or for the principal or interest due under any Loan, Note, Mortgage, or Assignment, or for any payments due from Landlord to Lender related to Landlord's default under any agreement between Landlord and Lender.

     (b) Tenant agrees to pay, within three (3) business days of written demand therefor, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is not caused solely by the gross negligence or willful misconduct of Landlord and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.

     (c) If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any subordination, non-disturbance and attornment agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease in any material respect or increase Tenant's obligations under this Lease in any material respect. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that the holder of any such Mortgage or other security instrument (or a separate instrument reasonably acceptable to Tenant, in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall agree in writing not to disturb Tenant's quiet enjoyment of Premises under this Lease as long as Tenant is not in default under this Lease beyond any applicable cure period set forth herein.

33. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under
Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

34.         Option to Purchase.

     (a) Landlord does hereby give and grant to Tenant the option (the "Option") to purchase the Leased Premises (i) for a purchase price (the "Purchase Price") equal to the Offer Amount, subject to reduction pursuant to Paragraph 17(c), and
(ii) on any date (the "Option Purchase Date") (A) within the thirty (30) day period prior to the last day of the one hundred twentieth (120th) calendar month following the Commencement Date (the "First Option") or, (B) if the First Option is not exercised, within the thirty (30) day period prior to the last day of the two hundred fortieth (240th) calendar month following the Commencement Date (the "Second Option"), in either case if and only if this Lease is then in full force and effect. The Option Purchase Date shall be mutually agreeable to Landlord and Tenant. If Tenant intends to exercise either the First Option or the Second Option, Tenant shall give written notice ("Option Exercise Notice") to Landlord that it is making an irrevocable exercise not later than six (6) months prior to the first day of the one hundred twentieth (120th) month following the Commencement Date or, if the First Option is not exercised, six (6) months prior to the first day of the two hundred fortieth (240th) month following the Commencement Date. Promptly upon receipt of the Option Exercise Notice by Landlord, the parties shall commence to determine Fair Market Value.

     (b) If Tenant shall exercise the foregoing option to purchase the Leased Premises, on the later to occur of (i) the Option Purchase Date or (ii) the date when Tenant has paid the Offer Amount and has satisfied all other Monetary Obligations, Landlord shall convey the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided, that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate Tenant's option to purchase the Leased Premises hereunder. IF THIS LEASE SHALL

TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID NOTICE OF INTENTION TO PURCHASE, TIME BEING OF THE ESSENCE, THE OPTION PROVIDED IN THIS PARAGRAPH 34 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS OPTIONS.

35.         Right of First Refusal.

     (a) Except as otherwise provided in clause (e) of this Paragraph 35, and provided an Event of Default does not then exist if Landlord shall enter into a contract for the sale (the "Sale Contract") of the Leased Premises with a Third Party Purchaser (and which may include other property owned by Landlord so long as a specific purchase price is allocated to the Leased Premises), which Sale Contract must be conditioned upon Tenant's failure to exercise its right under this Paragraph 35, Landlord shall give written notice to Tenant of the Sale Contract, together with a copy of the executed Sale Contract and the name and business address of the Third Party Purchaser.

     (b) For a period of fifteen (15) days following receipt of such notice, Tenant shall have a one time right, exercisable by written notice to Landlord given within said fifteen (15) day period, to elect to purchase the Leased Premises at the purchase price and upon all the terms and conditions set forth in such Sale Contract except that no contingencies contained in such Sale Contract as to environmental assessments, engineering studies, inspection of the Leased Premises, availability of financing, sale of other property, state of the title to or encumbrances on the Leased Premises, or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Leased Premises which pertains to the condition of the Leased Premises, the Third Party Purchaser's ability to take certain action or any other factor beyond the control of Landlord, shall apply to Tenant's obligation to purchase the Leased Premises under this Paragraph 35, and Tenant shall be obligated to purchase the Leased Premises without any such condition or contingency, except that Landlord shall transfer the Leased Premises to Tenant subject only to the Permitted Encumbrances.

     (c) If at the expiration of the aforesaid fifteen (15) day period Tenant shall have failed to exercise the aforesaid option by written notice to Landlord, Landlord may sell the Leased Premises to such Third Party Purchaser upon the terms set forth in such contract.

     (d) Except as otherwise specifically provided herein, the closing date for any purchase of the Leased Premises by Tenant pursuant to this Paragraph 35 shall be the earlier to occur of (i) ninety (90) days after the date of Tenant's notice to Landlord of its intention to purchase the Leased Premises upon the terms of a Sale Contract with a Third Party Purchaser or (ii) the closing date provided in such Sale Contract. At such closing Landlord shall convey the Leased Premises to Tenant in accordance with, and Tenant shall pay to Landlord the purchase price and other consideration set forth in, the applicable contract, and Landlord shall convey the Leased Premises to Tenant free and clear of all encumbrances except the Permitted Encumbrances.

     (e) NOTWITHSTANDING ANYTHING TO THE CONTRARY, IF TENANT FAILS TO EXERCISE THE RIGHT OF FIRST REFUSAL GRANTED PURSUANT TO THIS PARAGRAPH 35, IF THIS LEASE TERMINATES OR THE TERM EXPIRES, SUCH RIGHT SHALL TERMINATE AND BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF ITS RIGHT OF FIRST REFUSAL.

     (f) If Tenant does not exercise its right of first refusal to purchase the Leased Premises and the Leased Premises are transferred to a Third Party Purchaser, Tenant will attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and the Third Party Purchaser takes the Leased Premises subject to this Lease. At the request of Landlord, Tenant will execute such documents confirming the agreement set forth in this subparagraph.

     (g) The provisions of this Paragraph 35 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises or any interest therein or in Landlord to any affiliate of or holder of an interest in Landlord to any affiliate of Landlord or to any entity for whom W.P. Carey & Co. LLC or any of their affiliates or successors provides advisory or management services or investment advice, (vi) any Person to whom any shareholder of Landlord transfers or sells all or substantially all of its assets, or (vii) any transfer of the Leased Premises to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through
(iv).

36.       Security Deposit.

     (a) Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the amount of One Million Nine Hundred Seventeen and xx/100 ($1,917,000) Dollars. The Security Deposit shall be cash (at any time the Security Deposit is in the form of cash, including the proceeds of any Letter of Credit as that term is defined below, the "Cash Security Deposit") deposits into an escrow account (the "Escrow Account") held by a financial institution selected by Landlord. Tenant shall have the right to substitute the Cash Security Deposit with up to two irrevocable letters of credit (each, a "Letter of Credit") that shall be issued by a bank acceptable to Landlord and having a long-term unsecured debt rating of not less than "A" from Standard and Poor's Corporation and in form and substance satisfactory to Landlord, provided, however, that at any time the Security Deposit required to be posted hereunder is greater than two quarters of Basic Rent, then, Tenant may only substitute the Cash Security Deposit for two Letters of Credit with one Letter of Credit in an amount equal to two quarterly installments of Basic Rent and one Letter of Credit in an amount equal to the balance of the Security Deposit required to be posted hereunder. Except as set forth in Paragraph 36(d), the Security Deposit shall remain in full force and effect during the Term (and any Cash Security Deposit shall be held in the Escrow Account during the Term subject to any application thereof pursuant to the terms of this Paragraph 36) as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and, if the Security Deposit is in the form of one or more Letters of Credit, such Letters of Credit shall be renewed at least thirty (30) days prior to the expiration thereof. If the Security Deposit is in the form of one or more Letters of Credit, and Tenant fails to renew any Letters of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on each such Letter of Credit and to deposit the proceeds into an Escrow Account as a Cash Security Deposit. Any Cash Security Deposit shall not be commingled with other funds of Landlord or other Persons and shall earn interest at money market rates. So long as no Event of Default exists the interest thereon shall be due and payable to Tenant within forty-five
(45) days after the end of each Lease Year, provided that at any time an Event of Default exists, no interest shall be due Tenant.

(b) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on any Letters of Credit or to withdraw the Cash Security Deposit from the Escrow Account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) leasing commissions and tenant improvements if Tenant is not possession of the Leased Premises, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any actual and direct damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of any Letters of Credit or Cash Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within ten (10) days and in accordance with the requirements of this Paragraph 36, so that the amount of the Security Deposit required under this Paragraph 36 shall be again on deposit with Landlord.

(c) At the expiration of the Term and so long as no Event of Default exists the Letters of Credit or the Cash Security Deposit, as the case may be, shall be returned to Tenant.

(d) Notwithstanding anything to the contrary set forth herein, so long as no Event of Default exists, (i) one-third of the Security Deposit shall be released to Tenant if and when Tenant, commencing with the fiscal quarter ending March 31, 2003, has achieved for four consecutive fiscal quarters a Fixed Charge Coverage Ratio of 1.75x and a Net Worth of at least $110,000,000 (collectively, the "Level 1 Requirements") and (ii) after Tenant has achieved the

Level 1 Requirements, one-third of the original amount of the Security Deposit shall be released to Tenant if and when Tenant has achieved for four consecutive quarters a Fixed Charge Coverage Ratio of 2.0x and Net Worth of greater than $110,000,000, which four consecutive fiscal quarters must occur after the four consecutive fiscal quarters during which Tenant achieved the Level 1 Requirements (collectively the "Level 2 Requirements"). If at any time after Tenant achieves the Level 1 Requirements, Tenant no longer meets the Level 1 Requirements, Tenant shall increase the Security Deposit to an amount equal to six quarterly installments of the then current Basic Rent. If at any time after Tenant achieves the Level 2 Requirements, Tenant no longer meets the Level 2 Requirements but still meets the Level 1 Requirements, Tenant shall increase the Security Deposit to equal four quarterly installments of the then current Basic Rent.

     (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of any Letters of Credit or the Cash Security Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 36. Tenant covenants and agrees to pay any fees imposed by the issuer of any Letter of Credit in order to change the beneficiary to the Lender or any other holder of a Mortgage and to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

     (f) The following terms shall have the following definitions as used in this Paragraph 36:

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means the amount of the liability of any Person which in accordance with GAAP should be capitalized or disclosed on the balance sheet of such Person in respect of a Capital Lease.

     "EBITDAR" means, with respect to any fiscal period, the Tenant's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization, rental expense, and non-cash charges related to restructuring or acquisition for such period, as determined in accordance with GAAP.

     "Fixed Charge Coverage Ratio" shall mean as of any date of determination for the immediately preceding fiscal quarter, the ratio of (i) EBITDAR to (ii) the sum of (a) rental expense paid during such period and (b) Interest Expense.

   "Indebtedness" means (a) all obligations of Tenant or its Subsidiaries for borrowed money, (b) all obligations of Tenant or its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Tenant or its Subsidiaries in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,(c)all obligations of Tenant or its Subsidiaries under Capital Leases (excluding this
Lease if same would be reclassified as a Capital Lease), (d) all obligations or liabilities of others secured by a Lien on any asset of Tenant or its

 Subsidiaries, irrespective of whether such obligation or liability is assumed,
  (e) all obligations of Tenant or its Subsidiaries for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Tenant or its Subsidiaries' business and repayable in accordance with customary trade practices), and (f) any obligation of Tenant or its Subsidiaries guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Tenant or its Subsidiaries) any obligation of any other Person.

     "Interest Expense" means, for any period, consolidated total interest expense (including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP and amortization of capitalized interest) payable in cash during such period with respect to all outstanding Indebtedness of Tenant and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, prepayment charges, agency fees, administrative fees, commitment fees, net payment owed under any interest rate hedging, cap or similar agreement or arrangement, all as determined for Tenant and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgagee, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Net Worth" means tangible net worth of Tenant and its consolidated Subsidiaries as determined in accordance with GAAP.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Tenant or any of its Subsidiaries and the improvements thereto.

     "Subsidiary(ies)" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

37. Alternative Dispute Resolution. Any dispute between the parties arising out of any alleged non-monetary default by Tenant where the delay of a remedy, in Landlord's reasonable opinion, would not reasonably be expected to cause irreparable harm to Landlord shall be subject to the following provisions:

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

    (a) Any such dispute may, at the option of either party, first be submitted for discussion and possible resolution by senior officers of Landlord and Tenant, as designated by their respective chief executive officers. If either party elects to have the dispute so submitted, the other party agrees to designate senior officers to participate in such discussion.

            (b) If either (i) neither party has elected to submit a dispute for discussion in accordance with the preceding clause (a) within thirty (30) days after both parties have been notified of such dispute, or (ii) within a period of thirty (30) days after submission of a matter in accordance with such clause
(a) the respective senior officers are unable to agree upon a resolution of such dispute, either party may, within thirty (30) days following the applicable aforesaid 30-day period, elect to utilize a non-binding resolution procedure whereby each party presents its case at a hearing held in Minneapolis, Minnesota before a panel consisting of a senior executive officer of each party and a mutually acceptable neutral advisor, who shall be selected from the CPR Institute for Dispute Resolution's Panels of Distinguished Neutrals. If so elected, the parties shall bear their respective costs in connection with this procedure, including the fees and expenses of the neutral advisor. Prior to the hearing, the parties and the neutral advisor shall use their best efforts to agree on a set of ground rules for the hearing. At the conclusion of the hearing, the senior executive officers of the respective parties shall meet and attempt to resolve the matter. If the matter cannot be resolved at such meeting, the neutral advisor may be called upon to render his or her opinion as to how the matter would be resolved had the matter been on trial in a court of law. After the opinion is received, the executives shall meet again and try to resolve the matter. If the matter cannot be resolved at such meeting, any party may give the other party notice of its intention to litigate.

        (c) No litigation may be commenced hereunder concerning a matter in dispute until the later of (i) the 60th day following the date on which the litigating party has provided notice to the other party of such dispute (assuming that neither party has then elected to submit a dispute for discussion in accordance with the preceding clauses (a) or (b) or (ii) the 90th day following any sending of notice to utilize the non-binding resolution procedures specified in the preceding clause (b) (such sixty (60) or ninety (90) day period, as applicable, being referred to herein as the "Cooling Off Period"); provided, however, that such litigation may be commenced prior to completion of the Cooling Off Period if (x) the applicable statute of limitations would run prior thereto or (y) the party requires immediate equitable relief. Only after the foregoing procedure has been exhausted shall either party resort to litigation as the final adjudication of the dispute.

        (d) All negotiations pursuant to the preceding clauses (a) or (b) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

38.         Miscellaneous.

    (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

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

     (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

     (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise specifically provided herein and except that with respect to any assignment of this Lease or subletting of the Leased Premises not expressly permitted by the terms of this Lease, Landlord may withhold its consent for any reason or no reason. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

     (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

     (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

     (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

     (g) The covenants of this Lease shall run with the land and bind Landlord and Tenant, their successors and assigns and all present and subsequent encumbrancers and, in the case of Tenant, subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord and Tenant, as the case may be,, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

     (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (i) All exhibits attached hereto are incorporated herein as if fully set forth.

     (j) This Lease shall be governed by and construed and enforced in accordance with the laws of the State.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                      LANDLORD:

                                      PEM (MN) 15-39, INC.,
                                      a Delaware corporation


                                      By: /s/ Anne R. Coolidge
                                         ----------------------------

                                      Title:  President
                                            -------------------------


ATTEST:                               TENANT:


                                      PEMSTAR, INC.
                                      a Minnesota corporation


By: /s/ William H. Rice II            By: /s/ Greg S. Lea
   ------------------------------        ----------------------------

Title:  Senior Counsel                Title:  CFO
      ---------------------------           -------------------------



[Corporate Seal]

                                                                       EXHIBIT A

                                    PREMISES

Lot 1 and 2, Block 1, Rochester Technology Park, Rochester, Olmsted County, Minnesota.

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all Trade Fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

1. Utility Easement as shown on the recorded plat for Rochester Technology Park and Rochester Technology Park Second.

2. Assessment Agreement made by and between the City of Rochester and Pemstar, Inc., dated March 18, 1997, and recorded March 19, 1997, as Document No. 747554.

3. Redevelopment Assistance Agreement made by and between the City of Rochester and Pemstar, Inc., dated March 3, 1997, and recorded March 19, 1997, as Document No. 747553, as amended pursuant to an instrument recorded June 5, 1998, as Document No. 781364, and as may be otherwise amended from time to time, as long as such Redevelopment Assistance Agreement is subordinated to the mortgage given by Buyer relating to its purchase of the Property. Portions of said instrument as amended were subordinated to certain Mortgages given by Pemstar, Inc., pursuant to an instrument recorded June 5, 1998, as Document No. 781.

4. Pedestrian Facilities Agreement made by and between Pemstar, Inc., and the City of Rochester dated May 15, 2001, and recorded December 28, 2001, as Document No. 899570.

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

     Basic Rent. Basic Rent payable in respect of the Term shall be the amounts set forth below per annum, payable quarterly in advance on each Basic Rent Payment Date in the installment amounts set forth below. Pro rata Basic Rent for the period from the date hereof through the fourth day of April, 2003 shall be paid on the date hereof, and pro rata Basic Rent for the period from the twenty-fifth day of the last month of the Term through the last day of the last month of the Term shall be paid with the final quarterly installment of Basic Rent.

--------------------------------------------------------------------------------
Lease Year       Annual Basic Rent                  Quarterly Installment
--------------------------------------------------------------------------------
1.                  $1,278,000                             $319,500
--------------------------------------------------------------------------------
2.                  $1,303,560                             $325,890
--------------------------------------------------------------------------------
3.                  $1,329,631                             $332,408
--------------------------------------------------------------------------------
4.                  $1,356,224                             $339,056
--------------------------------------------------------------------------------
5.                  $1,383,348                             $345,837
--------------------------------------------------------------------------------
6.                  $1,411,015                             $352,754
--------------------------------------------------------------------------------
7.                  $1,439,236                             $359,809
--------------------------------------------------------------------------------
8.                  $1,468,020                             $367,005
--------------------------------------------------------------------------------
9.                  $1,497,381                             $374,345
--------------------------------------------------------------------------------
10.                 $1,527,328                             $381,832
--------------------------------------------------------------------------------
11.                 $1,557,875                             $389,469
--------------------------------------------------------------------------------
12.                 $1,589,032                             $397,258
--------------------------------------------------------------------------------
13.                 $1,620,813                             $405,203
--------------------------------------------------------------------------------
14.                 $1,653,229                             $413,307
--------------------------------------------------------------------------------
15.                 $1,686,294                             $421,573
--------------------------------------------------------------------------------
16.                 $1,720,020                             $430,005
--------------------------------------------------------------------------------
17.                 $1,754,420                             $438,605
--------------------------------------------------------------------------------
18.                 $1,789,509                             $447,377
--------------------------------------------------------------------------------
19.                 $1,825,299                             $456,325
--------------------------------------------------------------------------------
20.                 $1,861,805                             $465,451
--------------------------------------------------------------------------------
21                  $1,899,041                             $474,760
--------------------------------------------------------------------------------
22                  $1,937,022                             $484,255
--------------------------------------------------------------------------------
23                  $1,975,762                             $493,941
--------------------------------------------------------------------------------
24                  $2,015,277                             $503,819
--------------------------------------------------------------------------------
25                  $2,055,583                             $513,896
--------------------------------------------------------------------------------
26                  $2,096,694                             $524,174
--------------------------------------------------------------------------------
27                  $2,138,628                             $534,657
--------------------------------------------------------------------------------
28                  $2,181,401                             $545,350
--------------------------------------------------------------------------------
29                  $2,225,029                             $556,257
--------------------------------------------------------------------------------
30                  $2,269,530                             $567,382
--------------------------------------------------------------------------------
31                  $2,314,920                             $578,730
--------------------------------------------------------------------------------
32                  $2,361,219                             $590,305
--------------------------------------------------------------------------------
33                  $2,408,443                             $602,111
--------------------------------------------------------------------------------
34                  $2,456,612                             $614,153
--------------------------------------------------------------------------------
35                  $2,505,744                             $626,436
--------------------------------------------------------------------------------
36                  $2,555,859                             $638,965
--------------------------------------------------------------------------------
37                  $2,606,976                             $651,744
--------------------------------------------------------------------------------
38                  $2,659,116                             $664,779
--------------------------------------------------------------------------------
39                  $2,712,298                             $678,074
--------------------------------------------------------------------------------
40                  $2,766,544                             $691,636
--------------------------------------------------------------------------------